Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of October 17, 2005 (this “Amendment”), to the CREDIT AGREEMENT, dated as of November 18, 2004 (as amended from time to time, the “Credit Agreement”), among K&F INTERMEDIATE HOLDCO, INC., a Delaware corporation (“Holdings”), K&F INDUSTRIES, INC. (f/k/a K&F ACQUISITION, INC.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as exclusive advisors, joint lead arrangers and joint bookrunners, J.P. MORGAN SECURITIES INC., as syndication agent, GOLDMAN SACHS CREDIT PARTNERS, L.P. and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.           Amendments to Section 1.1 of the Credit Agreement.
(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin,” “Commitment,” “Development Participation Costs,” “Facility,” “Term Loan,” “Term Loan Lender” and “Term Loan Percentage” in their respective entireties and substituting in lieu thereof the following in the appropriate alphabetical order:

“Applicable Margin”:  for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Base Rate Loans	Eurodollar Loans
Revolving Credit Facility (including Swing Line Loans)	1.50%	2.50%
Tranche C Term Loan Facility	1.25%	2.25%

provided, that (i) on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to the Revolving Credit Facility will be determined pursuant to the Pricing Grid and (ii) on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Tranche C Closing Date, the Applicable Margin with respect to the Tranche C Term Loan Facility will be determined pursuant to the Pricing Grid and provided further that, notwithstanding the foregoing, if at any time the Borrower shall obtain, and at all times during which the Borrower shall maintain, (i) either a senior implied rating or a corporate family rating from Moody’s of B1 or better and (ii) a corporate credit rating from S&P of B+ or better, the Applicable Margin with respect to the Tranche C Term Loans shall be (x) 2.00% in the case of Eurodollar Loans and (y) 1.00% in the case of Base Rate Loans, effective as of the day after the date on which such ratings are obtained.

“Commitment”:  with respect to any Lender, each of the Tranche C Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Development Participation Payments”:  cash funding to original equipment manufacturers to fund the co-development of aircraft wheels, brakes and brake control systems for new aircraft platforms.

“Facility”:  each of (a) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the “Tranche C Term Loan Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Credit Facility”).

“Term Loan”:  the Tranche C Term Loans.

“Term Loan Lender”:  each Lender that has a Tranche C Term Loan Commitment or is the holder of a Tranche C Term Loan.

“Term Loan Percentage”:  as to any Tranche C Term Loan Lender at any time, the percentage which such Lender’s Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Tranche C Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

(b)           Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“First Amendment”:  the First Amendment, dated as of October 17, 2005, to this Agreement.

“First Amendment Lender Addendum”:  each First Amendment Lender Addendum, substantially in the form of Exhibit B to the First Amendment, executed and delivered pursuant to the First Amendment.

“Tranche C Closing Date”:  the First Amendment Effective Date as defined in Section 10 of the First Amendment, which date is October 17, 2005.

“Tranche C Term Loan”:  as defined in Section 2.24(a).

“Tranche C Term Loan Commitment”:  as to any Tranche C Term Loan Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder on the Tranche C Closing Date in a principal amount not to exceed the amount set forth under the heading “Tranche C Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the First Amendment Lender Addendum delivered by such Lender.  The original aggregate amount of the Tranche C Term Loan Commitment is $456,000,000.

“Tranche C Term Loan Lender”:  each Lender that has a Tranche C Term Loan Commitment or that holds a Tranche C Term Loan.

SECTION 3.           Amendment to Section 2.11 of the Credit Agreement.  Section 2.11 of the Credit Agreement is hereby amended by (i) deleting the phrase “The Borrower” in the first line of clause (a) thereof and substituting in lieu thereof the words “Subject to subsection (c) below, the Borrower” and (ii) inserting the following new clause (c) at the end thereof:

“(c) In the event that, on or prior to the first anniversary of the First Amendment Effective Date, any Term Loan Lender receives a Repricing Prepayment (as defined below), then at the time thereof, the Borrower shall pay to such Term Loan Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment.   As used herein, with respect to any Term Loan Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Loan Lender that is prepaid by the Borrower pursuant to Section 2.11 or 2.12 substantially concurrently with the incurrence by the Borrower or any of its Subsidiaries of new replacement term loans hereunder (other than the Tranche C Term Loans) that have interest rate margins lower than the Applicable Margin then in effect for the Term Loans so prepaid.”

SECTION 4.           Amendment to Section 2 of the Credit Agreement (Amount and Terms of Commitments).  Section 2 of the Credit Agreement is hereby amended by adding the following new Section 2.24 in the appropriate numerical order:

“2.24       Tranche C Term Loan Facility.

(a)           Tranche C Term Loans.  Subject to the terms and conditions hereof, each Tranche C Term Loan Lender severally agrees to make a term loan (a “Tranche C Term Loan”) to the Borrower on the Tranche C Closing Date in an amount not to exceed the

Tranche C Term Loan Commitment of such Lender.  The Tranche C Term Loan may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.24(b) and 2.13.

(b)           Procedure for Tranche C Term Loan Borrowing.  The Borrower may borrow under the Tranche C Term Loan Commitment on the Tranche C Closing Date, provided that, the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Tranche C Closing Date), specifying the amount of Tranche C Term Loans to be borrowed.  Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Tranche C Term Loan Lender thereof.  Not later than 12:00 Noon, New York City time, on the Tranche C Closing Date, each Tranche C Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan or Tranche C Term Loans to be made by such Lender; provided, however, that, at the option of each Tranche C Term Loan Lender that holds a Term Loan immediately prior to giving effect to this Amendment and notwithstanding Section 2.18, all or a portion of the aggregate amount of such Term Loans of such Tranche C Term Loan Lender may be converted to Tranche C Term Loans in satisfaction of the foregoing funding requirement.  Subject to the immediately preceding sentence and notwithstanding Section 2.18, the Administrative Agent shall use the amounts made available to the Administrative Agent by the Tranche C Term Loan Lenders to repay the amounts due under the Term Loans outstanding on the Tranche C Closing Date.

(c)           Notwithstanding anything to the contrary in the Credit Agreement, the Interest Period and respective Eurodollar Rate in effect on the Tranche C Closing Date in respect of the Term Loans outstanding on the Tranche C Closing Date that are being converted to Tranche C Term Loans on the Tranche C Closing Date (the “Current Interest Period”) will continue to be in effect for such Loans following the Tranche C Closing Date, and, notwithstanding the definition of “Interest Period,” the initial Interest Period of any new Tranche C Term Loan funded on the Tranche C Closing Date will end on the last day of the Current Interest Period, the Eurodollar Rate applicable during such initial Interest Period to any such new Loans will be the same as the Eurodollar Rate in effect on the Tranche C Closing Date in respect of the Term Loans that are being converted and, as of the Tranche C Closing Date (and notwithstanding the definition of “Eurodollar Tranche”), all Tranche C Term Loans will be deemed to be within the same Eurodollar Tranche.

(d)           The Tranche C Term Loan of each Tranche C Term Loan Lender shall mature in 29 consecutive quarterly installments, commencing on December 31, 2005, each of which shall be in an amount equal to such Lender’s Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate amount of the Tranche C Term Loans made on the Tranche C Closing Date:

Quarterly Installment	Percentage

December 31, 2005	0.25%
March 31, 2006	0.25%
June 30, 2006	0.25%
September 30, 2006	0.25%
December 31, 2006	0.25%
March 31, 2007	0.25%
June 30, 2007	0.25%
September 30, 2007	0.25%
December 31, 2007	0.25%
March 31, 2008	0.25%
June 30, 2008	0.25%
September 30, 2008	0.25%
December 31, 2008	0.25%
March 30, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
October 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	23.25%
June 30, 2012	23.25%
September 30, 2012	23.25%
November 18, 2012	All amounts outstanding in respect of the Tranche C Term Loans”

SECTION 5.           Amendment to Section 4.17 of the Credit Agreement.  Section 4.17 of the Credit Agreement is hereby amended by adding immediately at the end thereof the sentence, “The proceeds of the Tranche C Term Loans shall be used to prepay the Term Loans outstanding on the Tranche C Closing Date.”

SECTION 6.           Amendment to Section 7.7 of the Credit Agreement.  Section 7.7 of the Credit Agreement is hereby amended by deleting the phrase “Developmental Participation Costs” each place it appears in clause (b) thereof and substituting in lieu thereof “Development Participation Payments”.

SECTION 7.           General Amendment to the Credit Agreement.  The Credit Agreement is hereby amended by deleting the phrase “Development Participation Costs” each time in appears and substituting in lieu thereof “Development Participation Payments”.

SECTION 8.           Amendment to Annex A of the Credit Agreement.  Annex A of the Credit Agreement is hereby amended by deleting Annex A in its entirety and substituting in lieu thereof the following new Annex A:

PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS

AND TERM LOANS

	Applicable Margin for Eurodollar Loans		Applicable Margin for Base Rate Loans
Consolidated Leverage Ratio	Revolving Credit Loans	Term Loans	Revolving Credit Loans	Term Loans
> 6.00 to 1.00	2.50%	2.25%	1.50%	1.25%
< 6.00 to 1.00 but > 5.50 to 1.00	2.25%	2.00%	1.25%	1.00%
< 5.50 to 1.00 but > 4.50 to 1.00	2.00%	2.00%	1.00%	1.00%
< 4.50 to 1.00	1.75%	2.00%	0.75%	1.00%

Changes in the Applicable Margin with respect to the Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 6.00 to 1.00.  In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 6.00 to 1.00.  Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

SECTION 9.           Joinder.  From and after the First Amendment Effective Date, pursuant to Section 10.1 of the Credit Agreement, each Tranche C Term Loan Lender executing and delivering a First Amendment Lender Addendum, substantially in the form of Exhibit B hereto (a “First Amendment Lender Addendum”), shall become a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the other provisions thereof.

SECTION 10.         Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received:

(a)           This Amendment, executed and delivered by a duly authorized officer of the Borrower.

(b)           An Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.

(c)           A First Amendment Lender Addendum, executed and delivered by each Tranche C Term Loan Lender.

(d)           A Lender Consent Letter, substantially in the form of Exhibit C (a “Lender Consent Letter”), authorizing the Administrative Agent to execute this Amendment, duly executed and delivered by the Required Lenders (as defined in the Credit Agreement prior to giving effect to this Amendment), it being agreed that the execution of the First Amendment Lender Addendum shall be deemed to constitute delivery of a Lender Consent Letter by a Lender, in its capacity as a Lender under the Credit Agreement (without giving effect to this Amendment).

(e)           Subject to Section 2.24(b) of the Credit Agreement (as amended), satisfactory evidence that the outstanding principal amount of, and all accrued and unpaid interest on, the Term Loans outstanding on the Tranche C Closing Date shall have been paid in full with the proceeds of the Tranche C Term Loans in the case of principal amounts.

(f)            The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the First Amendment Effective Date.

(g)           On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(h)           The Administrative Agent shall have received a certificate of the Borrower, dated the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(i)            The Administrative Agent shall have received the legal opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(j)            All material governmental and third party approvals necessary in connection with the Tranche C Term Loan Facility, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

SECTION 11.         Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):

(a)           Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement as amended hereby.  Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the borrowings under the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.20 of the Credit Agreement.  Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto.  Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)           The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any material Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

(c)           Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct on and as of the First Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

(d)           The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the First Amendment Effective Date.

(e)           After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

SECTION 12.         Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 13.         No Other Amendment or Waivers; Confirmation.  Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments, waivers and acknowledgement contained herein shall not be construed as an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

SECTION 14.         GOVERNING LAW; MISCELLANEOUS.  (a)  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(c)           This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment, the Acknowledgment and Consent, the First Amendment Lender Addenda and the Lender Consent Letters signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

(d)           The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

K&F INTERMEDIATE HOLDCO, INC.

By:	/s/ Dirkson R. Charles
	Name:	Dirkson R. Charles
	Title:	Executive Vice President and
Chief Financial Officer

K&F INDUSTRIES, INC.

By:	/s/ Dirkson R. Charles
	Name:	Dirkson R. Charles
	Title:	Executive Vice President and
Chief Financial Officer

LEHMAN COMMERCIAL PAPER INC., as
Administrative Agent

By:	/s/ V. Paul Arzoulan
	Name:	V. Paul Arzoulan
	Title:	Authorized Signatory

EXHIBIT A TO

FIRST AMENDMENT

ACKNOWLEDGMENT AND CONSENT

Reference is made to the First Amendment, dated as of October 17, 2005 (the “Amendment”), to the Credit Agreement, dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among K&F INTERMEDIATE HOLDCO, INC., a Delaware corporation (“Holdings”), K&F INDUSTRIES, INC. (f/k/a K&F ACQUISITION, INC.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as exclusive advisors, joint lead arrangers and joint bookrunners, J.P. MORGAN SECURITIES INC., as syndication agent, GOLDMAN SACHS CREDIT PARTNERS, L.P. and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

Each of the undersigned parties to the Guarantee and Collateral Agreement hereby (a) consents to the transactions contemplated by the Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to the Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of October     , 2005.

K&F INTERMEDIATE HOLDCO, INC.
K&F INDUSTRIES, INC.
AIRCRAFT BRAKING SYSTEMS CORPORATION
ENGINEERED FABRICS CORPORATION
AIRCRAFT BRAKING SERVICES, INC.

By:
Name:
Title:

EXHIBIT B TO

FIRST AMENDMENT

FORM OF FIRST AMENDMENT LENDER ADDENDUM

Reference is made to the First Amendment, dated as of October 17, 2005 (the “Amendment”), to the Credit Agreement, dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among K&F INTERMEDIATE HOLDCO, INC., a Delaware corporation (“Holdings”), K&F INDUSTRIES, INC. (f/k/a K&F ACQUISITION, INC.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as exclusive advisors, joint lead arrangers and joint bookrunners, J.P. MORGAN SECURITIES INC., as syndication agent, GOLDMAN SACHS CREDIT PARTNERS, L.P. and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 9 of the First Amendment, the undersigned hereby becomes a Lender thereunder having the Tranche C Term Loan Commitments set forth in Schedule 1 hereto, effective as of the Tranche C Closing Date.

Schedule 1 hereto sets forth the portion, if any, of the undersigned’s Tranche C Term Loan Commitment that the undersigned wishes to satisfy by converting to Tranche C Term Loans an equivalent portion of the undersigned’s Term Loans outstanding on the Tranche C Closing Date.

The undersigned consents to the conversion and repayment provisions set forth in Section 2.24(b) of the Credit Agreement.

THIS FIRST AMENDMENT LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This First Amendment Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this       day of October, 2005.

Name of Lender

By:
Name:
Title:

Accepted and agreed:

K&F INDUSTRIES, INC.

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as
Administrative Agent

By:
Name:
Title:

Schedule 1

to Exhibit B

COMMITMENTS AND NOTICE ADDRESS

[To Be Provided For Each Fund]

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	For new Lenders only: Tranche C Term Loan Commitment: $

3.	For existing Lenders only: Outstanding Term Loans to be converted to Tranche C Term Loans (list each fund amount separately): $

EXHIBIT C TO
FIRST AMENDMENT

FORM OF LENDER CONSENT LETTER

K&F INDUSTRIES, INC.

CREDIT AGREEMENT

DATED AS OF NOVEMBER 18, 2004

To:          Lehman Commercial Paper Inc.,

   as Administrative Agent

745 Seventh Avenue

Bank Loans –16th Floor

New York, New York 10019

Attention:

Ladies and Gentlemen:

Reference is made to the CREDIT AGREEMENT, dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement” ; the terms defined therein being used herein as therein defined), among K&F INTERMEDIATE HOLDCO, INC., a Delaware corporation (“Holdings”), K&F INDUSTRIES, INC. (f/k/a K&F ACQUISITION, INC.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and J.P. MORGAN SECURITIES INC., as exclusive advisors, joint lead arrangers and joint bookrunners, J.P. MORGAN SECURITIES INC., as syndication agent, GOLDMAN SACHS CREDIT PARTNERS, L.P. and CITIGROUP GLOBAL MARKETS INC., as co-documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”).

The Borrower has requested that the Required Lenders consent to amend the provisions of the Credit Agreement solely on the terms described in the First Amendment, dated as of October 17, 2005, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the “Amendment”).

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours,

(NAME OF LENDER)

By:

Name:
Title:
Dated: October , 2005